Exhibit 99.77(q)(1)

Item 77Q-1 – Exhibits

(e)(1)	Investment Management Agreement between Voya Investments, LLC and Voya Intermediate Bond Portfolio effective November 18, 2014 – Filed herein.
(e)(2)	Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed herein.